                                                                  EXHIBIT (q)(1)

                                POWER OF ATTORNEY

We, the undersigned Officers,  Directors or Trustees, as the case may be, of the following investment companies:

            American Century California Tax-Free and Municipal Funds
                    American Century Government Income Trust
                    American Century International Bond Funds
                        American Century Investment Trust
                        American Century Municipal Trust
                American Century Quantitative Equity Funds, Inc.
                    American Century Target Maturities Trust
                  American Century Variable Portfolios II, Inc.
                           (collectively, the "Funds")

hereby constitute and appoint Charles A. Etherington, David H. Reinmiller, Janet
A. Nash, Brian L. Brogan, Otis H. Cowan, Ryan L. Blaine,  Christine J. Crossley,
Kathleen Gunja Nelson,  and Daniel K. Richardson,  each of them singly,  my true and lawful  attorneys-in-fact,  with full power of  substitution,  and with full power  to each of  them,  (a) to sign  for me and in my name in the  appropriate capacities,  all Registration Statements of the Funds on Form N-1A, Form N-8A or
any  successor  thereto,  any  and  all  subsequent  Amendments,   Pre-Effective
Amendments, or Post-Effective Amendments to said Registration Statements on Form
N-1A or any successor thereto, any Registration Statements on Form N-14, and any supplements or other  instruments in connection  therewith;  (b) to make,  file, execute, amend and withdraw documents of every kind, and to take other action of whatever  kind  they may  elect,  for the  purpose  of  complying  with all laws relating to the sale of securities of the Fund; and (c) generally to do all such things in my name and behalf in connection  therewith as said  attorneys-in-fact deem necessary or  appropriate,  to comply with the provisions of the Securities
Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.  This power of attorney is effective for all documents filed on or after
September 7, 2007.

This power of attorney may be executed in  counterparts,  each of which shall be deemed  an  original,  but all of  which  shall  constitute  one  and  the  same instrument.

     WITNESS our hands on this 7th day of September, 2007.

                               SIGNATURE AND TITLE

/s/ Jonathan Thomas
---------------------------------------
Jonathan Thomas, President and
  Director/Trustee

/s/ Robert J. Leach
---------------------------------------
Robert J. Leach, Vice President
  and Treasurer and Chief
  Financial Officer

/s/ John Freidenrich                      /s/ Myron S. Scholes
---------------------------------------   --------------------------------------
John Freidenrich, Director/Trustee        Myron S. Scholes, Director/Trustee

/s/ Ronald J. Gilson                      /s/ John B. Shoven
---------------------------------------   --------------------------------------
Ronald J. Gilson, Director/Trustee        John B. Shoven, Director/Trustee

/s/ Kathryn Hall                          /s/ Jeanne D. Wohlers
---------------------------------------   --------------------------------------
Kathryn Hall, Director/Trustee            Jeanne D. Wohlers, Director/Trustee

/s/ Peter F. Pervere
---------------------------------------
Peter F. Pervere, Director/Trustee